Exhibit 3.1

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE PURCHASER TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

HYPHA LABS, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.: ___

Issuance Date: _______

Hypha Labs, Inc., a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [*], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Initial Exercise Date, but not after 5:00 p.m., New York time, on the Expiration Date (the “Expiration Time”), up to [*] fully paid non-assessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 15.

1. EXERCISE OF WARRANT.

(a)     Mechanics of Exercise.     Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Initial Exercise Date until the Expiration Time, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds or (B) provided the conditions for cashless exercise set forth in Section 1(d) are satisfied, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first (1st) Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise) (collectively, the “Exercise Delivery Documents”), the Company shall transmit by facsimile or electronic mail an acknowledgment of receipt of the Exercise Delivery Documents to the Holder and Issuer Direct (the Company’s “Transfer Agent”). On or before the third (3rd) Business Day following the date on which the Company has received the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall cause the Warrant Shares to be issued in the name of and deliver to the Holder (i) written confirmation that the Warrant Shares have been issued in the name of the Holder, and (ii) at the election of the Company, a new warrant of like tenor to purchase all of the Warrant Shares that may be purchased pursuant to the portion, if any, of this Warrant not exercised by the Holder. If the Company is then a participant in the Deposit or Withdrawal at Custodian (“DWAC”) system of the Depository Trust Company or its nominee (the “DTC”) and either (A) there is an effective registration statement, or qualified offering statement, permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) the Warrant is being exercised via Cashless Exercise, the certificates (or book entries) for Warrant Shares shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s broker with the DTC through its DWAC system. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded down to the nearest whole number.

(b)     Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.30 per one share of Common Stock subject to adjustment as provided herein.

(c)     Legend. The Holder acknowledges that each certificate or book-entry evidencing the Warrant Shares acquired upon the exercise of this Warrant will have restrictions upon resale imposed by state and federal securities laws. Each such certificate or book-entry shall be stamped or imprinted or accompanied with a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE PURCHASER TO SUCH EFFECT, WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(d)     Cashless Exercise. If at the time of exercise of this Warrant there is no qualified offering statement (or effective registration statement) relating to the Warrant Shares, the offering circular (or prospectus, as applicable) contained therein is not available for the issuance of the Warrant Shares or the Company is not current in its public company reporting obligations, the Holder may elect to receive the number of Warrant Shares equal to the value of this Warrant (or the portion thereof being exercised), by surrender of this Warrant to the Company, together with the exercise form attached hereto, in which event the Company will issue to the Holder Warrant Shares in accordance with the following formula:

X	=	Y(A-B)
A

Where,

	X	=	The number of shares of Common Stock to be issued to Holder;
	Y	=	The number of shares of Common Stock for which the Warrant is being exercised;
	A	=	The fair market value of one share of Common Stock; and
	B	=	The exercise price of the Warrant being exercised.

For purposes of this Section 1(d), the fair market value means, for any date, the price determined by the first of the following clauses that applies: (a) if the shares of Common Stock are then listed or quoted on a national securities exchange, the OTCQB or the OTCQX, the value shall be deemed to be (i) the closing price of the Common Stock on the trading day immediately preceding the date of the applicable exercise notice if such exercise notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a trading day or (2) both executed and delivered pursuant to Section 1(a) hereof on a trading day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such trading day, or (ii) the closing price of the Common Stock on the date of the applicable exercise notice if the date of such exercise notice is a trading day and such exercise notice is both executed and delivered pursuant to Section 1(a) hereof during or after the close of “regular trading hours” on such trading day; (b) if the shares of Common Stock are not then listed or quoted for trading on a national securities exchange, the OTCQB or OTCQX and if prices for the shares of Common Stock are then reported on the “Pink Tier” of OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices) (the “OTC Markets Group”), the value shall be deemed to be the highest intra-day or closing price on any trading day on the Pink Tier on which the shares of Common Stock are then quoted as reported by OTC Markets Group (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)) during the five trading days preceding the exercise; or (c) in all other cases, the fair market value of a share of shares of Common Stock as determined by the Board of Directors of the Company in the exercise of its good faith judgment.

2

For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, assuming the Holder is not an affiliate of the Company, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the Issuance Date.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a) If the Company at any time on or after the Issuance Date effects one or more forward stock splits, stock dividends or other increases of the number of shares of the Company’s Common Stock outstanding without receiving compensation therefor in money, services or property, the number of shares of Common Stock subject to the Warrants shall be proportionately increased, and the exercise price payable per share of Common Stock subject to the Warrant shall be proportionately decreased. If the Company at any time on or after the Issuance Date effects one or more reverse stock splits or combines or consolidates, by reclassification or otherwise, the Company’s Common Stock outstanding into a lesser number of shares, the number of shares of Common Stock subject to the Warrants shall be proportionately decreased; however, the exercise price payable per share of Common Stock subject to the Warrant shall remain unchanged. We may, in our sole discretion, lower the exercise price per share of Common Stock subject to the warrant at any time prior to the Expiration Date for a period of not less than 30 days.

(b) In the event of a capital reorganization or reclassification of the Company’s Common Stock, the Warrants will be adjusted so that thereafter each Holder will be entitled to receive upon exercise the same number and kind of securities that such Holder would have received if the Warrant had been exercised before the capital reorganization or reclassification of our Common Stock.

(c) If the Company merges or consolidates with another corporation, or if the Company sells its assets as an entirety or substantially as an entirety to another corporation, the Company will make provisions so that Holders will be entitled to receive upon exercise of a Warrant the kind and number of securities, cash or other property that would have been received as a result of the transaction by a person who was our stockholder immediately before the transaction and who owned the same number of shares of Common Stock for which the Warrant was exercisable immediately before the transaction. No adjustment to the Warrants will be made, however, if a merger or consolidation does not result in any reclassification or change in the Company’s outstanding Common Stock.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to all holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(a)  any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date; and

(b)  the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the Distribution is of shares of Common Stock (or common stock) (“Other Shares of Common Stock”) of a company whose shares of common stock are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (b).

3

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire upon exercise of this Warrant, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights per share of Common Stock which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b) Fundamental Transactions. In the event of a Fundamental Transaction, if the fair market value of one Warrant Share as determined in accordance with Section 1(d) above would be greater than the Exercise Price in effect as of immediately prior to the closing of such Fundamental Transaction, and the Holder has not previously exercised this Warrant in full, then, in lieu of Holder’s exercise of the unexercised portion of this Warrant, this Warrant shall, as of immediately prior to such closing (but subject to the occurrence thereof) automatically cease to represent the right to purchase Warrant Shares and shall, from and after such closing, represent solely the right to receive the aggregate consideration that would have been payable in such Fundamental Transaction on and in respect of all Warrant Shares for which this Warrant was exercisable as of immediately prior to the closing thereof, net of the Aggregate Exercise Price therefor, as if such Warrant Shares had been issued and outstanding to the Holder as of immediately prior to such closing, as and when such consideration is paid to the holders of the outstanding shares of the Company’s Common Stock. In the event of a Fundamental Transaction in which the fair market value of one Warrant Share as determined in accordance with Section 1(d) above would be equal to or less than the Exercise Price in effect as of immediately prior to the closing of such Fundamental Transaction, then this Warrant will automatically and without further action of any party terminate as of immediately prior to such closing.

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all commercially reasonable action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be commercially reasonable or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, take all commercially reasonable action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of shares of Common Stock issuable upon exercise of this Warrant then outstanding (without regard to any limitations on exercise).

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

4

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company together with a written assignment of this Warrant in the form attached hereto as Exhibit B duly executed by the Holder or its agent or attorney, whereupon the Company will forthwith, subject to compliance with any applicable securities laws, cause to be issued and delivered upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall cause to be executed and delivered to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant, which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

(e) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company or the Transfer Agent for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

8. NOTICES. The Company shall cause to be provided the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Whenever notice is required to be given under this Warrant by the Company or Holder, unless otherwise provided herein, such notice shall be given in writing, will be mailed or emailed (a) if within the domestic United States by first-class registered or certified mail, or nationally recognized overnight express courier, postage prepaid, or by email or (b) if delivered from outside the United States, by International Federal Express or email, and (c) will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by email, upon delivery (or, if delivered after normal business hours, then on the next business day), and will be delivered and addressed as follows:

5

(a)	if to the Company, to:

Hypha Labs, Inc.

5940 S. Rainbow Boulevard

Las Vegas, Nevada 89118

Attn.: A. Stone Douglass

Email: stone@ducksnest.net

with a copy (which shall not constitute notice) to:

Fox Rothschild LLP

101 Park Avenue, 17th Floor

New York, New York 10178

Attn: Alison Newman

Email: anewman@foxrothschild.com

(b)	if to the Holder, to:

[INSERT NAME AND ADDRESS]

Attn:

Facsimile:

with copies to:

[  ]

Attn:

Email:

or to Holder’s address as it shall appear on the Warrant Register, on any Exercise Notice delivered to the Company in the form attached as Exhibit A hereto, or at such other address or addresses as may have been furnished to the Company in writing.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein or in the Subscription Agreement, the provisions of this Warrant may be amended only with the written consent of the Company and the Holder, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only with the written consent of the Holder.

10. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada.

11.     CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12.     DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within three (3) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile or electronic mail (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

6

13.     REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.

14.     TRANSFER. Subject to compliance with any applicable securities laws and Section 7 of this Warrant, this Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

15.     CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) ”Bloomberg” means Bloomberg Financial Markets.

(b) ”Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(d) ”Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as determined by the Board of Directors of the Company in the exercise of its good faith judgment. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(e) ”Common Stock” means (i) the Company’s shares of Common Stock, par value $.001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(f) ”Eligible Market” means the Principal Market.

(g) ”Expiration Date” means the date eighteen (18) months following the Initial Exercise Date.

(h) ”Fundamental Transaction” means any transaction or series of related transactions involving: (i) the sale or other disposition of all or substantially all of the assets of the Company; (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the stockholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization; or (iii) any sale or other transfer by the stockholders of the Company of shares representing at least a majority of the Company’s then-total outstanding combined voting power. For the avoidance of doubt, “Fundamental Transaction” shall not include any sale and issuance by the Company of shares of its capital stock or of securities or instruments exercisable for or convertible into, or otherwise representing the right to acquire, shares of its capital stock to one or more investors for cash in a transaction or series of related transactions the primary purpose of which is a bona fide equity financing of the Company.

7

(i) “Initial Exercise Date” means the 180th day from the date of the initial closing of the Offering, or if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(j) “Offering” the Company’s offering pursuant to Tier 2 of Regulation A of the SEC (File No. 024-12579),

(k) ”Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(l) ”Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(m) ”Principal Market” means the OTCQB.

(n) “Subscription Agreement” means the Subscription Agreement between the Company and the Holder pursuant to which this Warrant is issued to Holder in connection with the Offering.

(o) ”Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(p) ”Trading Day” means any day on which shares of Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market or electronic quotations system on which the shares of Common Stock are then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange, market or system for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange, market or system (or if such exchange, market or system does not designate in advance the closing time of trading on such exchange, market or system, then during the hour ending at 4:00 p.m., New York time).

[Signature Page Follows]

8

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed and delivered as of the Issuance Date set out above.

HYPHA LABS, INC.

By:
Name:	A. Stone Douglass
Title:	Chief Executive Officer

9

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

HYPHA LABS, INC.

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of Hypha Labs, Inc., a Nevada corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

2. Cashless Exercise. The undersigned hereby elects irrevocably to convert its right to purchase the applicable portion of the Warrants of the Company under the Purchase Warrant for the Warrant Shares, as determined in accordance with the following formula:

X	=	Y(A-B)
A

Where,

X	=	The number of shares of Common Stock to be issued to Holder;
Y	=	The number of shares of Common Stock for which the Warrant is being exercised;
A	=	The fair market value of one shares of Common Stock; and
B	=	The exercise price of the Warrant being exercised.

3. Delivery of Warrant Shares. The Company shall deliver the Warrant Shares in the name of the undersigned holder or in the name of ______________________ in accordance with the terms of the Warrant to the following DWAC Account Number ________________________________, or by physical delivery of a certificate (or, if uncertificated, by providing notice of book-entry) to:

_______________________________

_______________________________

_______________________________

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs the Transfer Agent to issue the above indicated number of shares of Common Stock in accordance with the Company’s Instructions dated [ ], 202_ and acknowledged and agreed to.

HYPHA LABS, INC.

By:
Name:
Title:	Chief Executive Officer

EXHIBIT B

ASSIGNMENT FORM

HYPHA LABS, INC.

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated: ______________, _______

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.